UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 22, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Messrs. Rodney J. Dillman and Derek J. Ferguson each notified us that effective March 22, 2017 he had resigned as a member of the board of directors of Social Reality, Inc.  There were no disagreements with either Mr. Dillman or Mr. Ferguson over any matters.

On March 27, 2017 our board of directors, upon the recommendation of the Corporate Governance and Nominating Committee of the board, appointed Mr. Robert Jordan to the board of directors to fill a vacancy created by these resignations.  The board of directors determined Mr. Jordan is an independent director within Nasdaq Marketplace Rule 5605.  Biographical information for Mr. Jordan is as follows:

Robert Jordan.  Mr. Jordan, 48, is a seasoned business executive who has spent the past 20 years acquiring, managing and divesting middle-market companies spanning a variety of industries. Since 2016 he has served as Chief Executive Officer of Yoi Corporation, a Los-Angeles-based company that provides software as a service (SaaS)-based mobile digital tools for line managers.  In 2013, Mr. Jordan founded Tribeca Capital Partners LLC, a private investment holding company focused on acquiring and operating lower middle market companies. Immediately prior to founding Tribeca Capital Partners LLC, from 2003 to 2013 Mr. Jordan was Chief Executive Officer of KMS Software Company, LLC, a leading human capital management SaaS company which he successfully sold to SAP AG in April 2013.  Prior to KMS, Mr. Jordan held chief executive officer roles at a number of companies across several industry sectors and senior management positions at both The Walt Disney Company and Pepsi-Cola Bottling Company.  He received a BSBA from Northern Arizona University and attended Executive Education programs at both Harvard Business School and UCLA School of Business.

Consistent with our compensation policy for non-executive directors, upon his appointment to the board Mr. Jordan was awarded a restricted stock grant of 5,000 shares of our Class A common stock valued at $10,000 as partial consideration for his services an independent director during 2016 and a restricted stock grant of 1,250 shares of our Class A common stock valued at $2,500 in connection with his appointment to the Audit Committee as described later in this report.  He will also receive a $10,000 annual retainer, payable quarterly, and a per meeting fee of $2,000.  There was no arrangement or understanding between Mr. Jordan and any other person pursuant to which he was appointed to our board.

Messrs. Dillman and Ferguson were also members of the Audit Committee of the board.  Both our Audit Committee Charter and Nasdaq Marketplace Rule 5605 require that our Audit Committee be comprised of at least three independent directors.  On March 27, 2017 Mr. Marc Savas, an independent member of our board of directors, as well as Mr. Jordan, were appointed to the Audit Committee to fill the vacancies caused by these resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: March 28, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer